EXHIBIT 10.29



                        Viking Asset Management, L.L.C.
                       600 Montgomery Street, 44th Floor
                            San Francisco, CA 94111

                                 April 8, 2008

South Texas Oil Company
769 Highway 95 N.
Bastrop, Texas  78602
Attention:  J. Scott Zimmerman, Chief Executive Officer

RE:   DEPOSIT ACCOUNT CONTROL AGREEMENTS

Ladies and Gentlemen:

      Reference is hereby made to that certain Securities Purchase Agreement, dated as of April 1, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, and including all rights, claims and remedies with respect thereto, the "PURCHASE AGREEMENT"), among South Texas Oil Company, a Nevada corporation (the "COMPANY"), The Longview Fund, L.P., a California limited partnership ("LONGVIEW FUND"), and Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership ("MARQUIS FUND" and, together with Longview Fund, the "BUYERS"), and that certain letter agreement, dated April 1, 2008, executed by the Collateral Agent, the Buyers, the Company and the Subsidiaries, in connection therewith (the "LETTER AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement

      The Collateral Agent, each of the Buyers, the Company and each of the Subsidiaries hereby agree that, solely for purposes of the paragraph numbered
(4) in the Letter Agreement, the "DELIVERY DEADLINE" is changed to April 11, 2008. As so revised, the Letter Agreement remains in full force and effect.

                           [SIGNATURE PAGE FOLLOWS]







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      IN WITNESS WHEREOF, the parties hereto have caused this amendment  to  be duly executed as of the date first written above.

                                    VIKING ASSET MANAGEMENT, LLC, a California limited liability company, in its capacity as Collateral Agent

                                    By:    ___________________________
                                    Name:  S. Michael Rudolph
                                    Title: Chief Financial Officer


                                    THE LONGVIEW FUND, L.P.,
                                    a California limited partnership

                                    By: Viking Asset Management, LLC
                                    Its:  Investment Adviser

                                    By:    ___________________________
                                    Name:  S. Michael Rudolph
                                    Title: Chief Financial Officer


                                    LONGVIEW MARQUIS MASTER FUND, L.P.,
                                    a British Virgin Islands limited
                                    partnership

                                    By:  Viking Asset Management, LLC
                                    Its: Investment Advisor

                                    By:    ___________________________
                                    Name:  S. Michael Rudolph
                                    Title: Chief Financial Officer





60639394





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Acknowledged and Agreed to this 8th
day of April, 2008.

SOUTH TEXAS OIL COMPANY,
a Nevada corporation

By:________________________________
Name: _____________________________
Title:_______________________________


STO OPERATING COMPANY,
a Texas corporation

By:________________________________
Name: _____________________________
Title:_______________________________


STO DRILLING COMPANY,
a Texas corporation


By:________________________________
Name: _____________________________
Title:_______________________________

STO PROPERTIES LLC,
a Texas limited liability company


By:________________________________
Name: _____________________________
Title:_______________________________


SOUTHERN TEXAS OIL COMPANY,
a Texas corporation


By:
By:________________________________
Name: _____________________________
Title:_______________________________